UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2008

NYMEX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33149	13-4098266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue, World Financial Center, New York, NY	10282-1101 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 299-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 22, 2008, CME Group Inc. (“CME Group”) completed the acquisition of NYMEX Holdings Inc. (“NYMEX Holdings”), through the merger of NYMEX Holdings (the “Merger”) with and into CMEG NY Inc., a Delaware corporation and a direct, wholly owned subsidiary of CME Group (“Merger Sub”), pursuant to the Agreement and Plan of Merger, dated as of March 17, 2008, and amended as of June 30, 2008, July 18, 2008 and August 7, 2008 (the “Merger Agreement”), by and among CME Group, Merger Sub, NYMEX Holdings and New York Mercantile Exchange, Inc., a Delaware non-stock corporation and a wholly-owned subsidiary of NYMEX Holdings (“NYMEX”).

Pursuant to the Merger Agreement, as of the effective time of the Merger, each share of common stock, par value $0.01 per share, of NYMEX Holdings (the “NYMEX Holdings Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (other than shares of NYMEX Holdings Common Stock owned by CME Group or NYMEX Holdings or any of their respective wholly-owned subsidiaries and other than shares of NYMEX Holdings Common Stock for which appraisal rights were sought under applicable law) was converted into the right to receive, at the election of each NYMEX Holdings stockholder, consideration in the form of cash or CME Group Class A common stock, par value $0.01 per share (the “CME Group Class A Common Stock”), plus cash in lieu of fractional shares. The cash consideration per share of NYMEX Holdings Common Stock for which a valid cash election was made is equal to $81.16, the sum of (i) $36.00 plus (ii) the product of (a) 0.1323 and (b) $341.3720, the average closing sale price, rounded to four decimal places, of CME Group Class A Common Stock on the Nasdaq Global Select Market (“NASDAQ”) (as reported in the Wall Street Journal, New York City edition) for the period of ten consecutive trading days ending on the second full trading day prior to the effective time of the Merger (the “Average CME Group Share Price”). The stock consideration per share of NYMEX Holdings Common Stock for which a valid stock election was made is 0.2378 shares of CME Group Class A Common Stock, which is equal to the cash consideration per share divided by the Average CME Group Share Price. The cash and stock consideration payable in the Merger was subject to proration based on an approximately $3.4 billion mandatory cash component. Because the mandatory cash component was undersubscribed, NYMEX Holdings stockholders who elected to receive stock consideration in the Merger will receive, per share of NYMEX Holdings Common Stock, approximately $7.29 in cash and 0.2164 shares of CME Group Class A Common Stock, plus additional cash in lieu of any fractional shares.

The CME Group Class A Common Stock will continue to trade on NASDAQ under the ticker symbol “CME.” The NYMEX Holdings Common Stock has been delisted and no longer trades on the New York Stock Exchange (“NYSE”).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2008, NYMEX Holdings notified the NYSE of the effectiveness of the Merger. As a result of the Merger, NYMEX Holdings no longer meets the listing requirements of NYSE. NYMEX Holdings also notified NYSE that the cash consideration per share of NYMEX Holdings Common Stock for which a valid cash election was made is equal to $81.16, the sum of (i) $36.00 plus (ii) the product of (a) 0.1323 and (b) $341.3720 (the Average CME Group Share Price). The stock consideration per share of NYMEX Holdings Common Stock for which a valid stock election was made is 0.2378 shares of CME Group Class A Common Stock, which is equal to the cash consideration per share divided by the Average CME Group Share Price. NYMEX Holdings also requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the NYMEX Holdings Common Stock. The NYSE filed the Form 25 with the SEC on August 26, 2008. Trading of NYMEX Holdings Common Stock on the NYSE was suspended as of the opening of trading on August 22, 2008.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, as of the effective time of the Merger, each share of NYMEX Holdings Common Stock, issued and outstanding immediately prior to the effective time of the Merger (other than shares of NYMEX Holdings Common Stock owned by CME Group or NYMEX Holdings or any of their respective wholly-owned subsidiaries and other than shares of NYMEX Holdings Common Stock for which appraisal rights were sought under applicable law) was converted into the right to receive, at the election of each NYMEX Holdings stockholder, consideration in the form of cash or CME Group Class A Common Stock, plus cash in lieu of fractional shares. The cash consideration per share of NYMEX Holdings Common Stock for which a valid cash election was made is equal to $81.16, the sum of (i) $36.00 plus (ii) the product of (a) 0.1323 and (b) $341.3720 (the Average CME Group Share Price). The stock consideration per share of NYMEX Holdings Common Stock for which a valid stock election was made is 0.2378 shares of CME Group Class A Common Stock, which is equal to the cash consideration per share divided by the Average CME Group Share Price. The cash and stock consideration payable in the Merger was subject to proration based on an approximately $3.4 billion mandatory cash component. Because the mandatory cash component was undersubscribed, NYMEX Holdings stockholders who elected to receive stock consideration in the Merger will receive, per share of NYMEX Holdings Common Stock, approximately $7.29 in cash and 0.2164 shares of CME Group Class A Common Stock, plus additional cash in lieu of any fractional shares.

At the effective time, NYMEX Holdings’ stockholders immediately prior to the effective time ceased to have any rights as stockholders of NYMEX Holdings (other than their right to receive the Merger consideration in the form of cash or CME Group Class A common stock) and accordingly no longer have any interest in NYMEX Holdings’ future earnings or growth.

Item 5.01	Changes in Control of Registrant.

On August 22, 2008, CME Group completed the acquisition of NYMEX Holdings, through the merger of NYMEX Holdings with and into Merger Sub, pursuant to the Merger Agreement, by and among CME Group, Merger Sub, NYMEX Holdings and NYMEX.

Pursuant to the Merger Agreement, as of the effective time of the Merger, each share of NYMEX Holdings Common Stock, issued and outstanding immediately prior to the effective time of the Merger (other than shares of NYMEX Holdings Common Stock owned by CME Group or NYMEX Holdings or any of their respective wholly-owned subsidiaries and other than shares of NYMEX Holdings Common Stock for which appraisal rights were sought under applicable law) was converted into the right to receive, at the election of each NYMEX Holdings stockholder, consideration in the form of cash or CME Group Class A Common Stock, plus cash in lieu of fractional shares. The cash consideration per share of NYMEX Holdings Common Stock for which a valid cash election was made is equal to $81.16, the sum of (i) $36.00 plus (ii) the product of (a) 0.1323 and (b) $341.3720 (the Average CME Group Share Price). The stock consideration per share of NYMEX Holdings Common Stock for which a valid stock election was made is 0.2378 shares of CME Group Class A Common Stock, which is equal to the cash consideration per share divided by the Average CME Group Share Price. The cash and stock consideration payable in the Merger was subject to proration based on an approximately $3.4 billion mandatory cash component. Because the mandatory cash component was undersubscribed, NYMEX Holdings stockholders who elected to receive stock consideration in the Merger will receive, per share of NYMEX Holdings Common Stock, approximately $7.29 in cash and 0.2164 shares of CME Group Class A Common Stock, plus additional cash in lieu of any fractional shares.

On August 12, 2008, CME Group completed a public offering of $250,000,000 aggregate principal amount of its Floating Rate Notes due 2009 (the “Floating Rate Notes due 2009”), $300,000,000 aggregate principal amount of its Floating Rate Notes due 2010 (the “Floating Rate Notes due 2010” and, together with the Floating Rate Notes due 2009, the “Floating Rate Notes”) and $750,000,000 aggregate principal amount of its 5.40% Notes due 2013 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”). The Notes were offered by CME Group pursuant to its Automatic Shelf Registration Statement on Form S-3 (File No. 333-132554) and the Prospectus included therein, filed with the SEC on March 17, 2006 and supplemented by the Prospectus Supplement dated August 7, 2008. CME Group intends to use the net proceeds from the offering, together with other available funds, to finance the Merger.

In addition to the public offering of the Notes, CME Group entered into a $1,416,000,000 senior credit facility, dated as of August 22, 2008, with certain financial institutions and other persons party thereto as lenders and Bank of America, N.A., as agent for such lenders (the “Senior Credit Facility”), which provides for term loans of up to $420,500,000 (the “Term Facility”) and for revolving loans of up to $995,500,000 (the “Revolving Credit Facility”). In addition, CME Group may, at its option, so long as no default is continuing under the Senior Credit Facility, increase the Revolving Credit Facility from time to time to an aggregate amount of up to $1,084,000,000 with only the consent of the agent and the lenders providing the additional funds. Proceeds of the loans under the Senior Credit Facility can be used to finance, in part, the Merger and to pay fees and expenses in connection therewith, to refinance certain existing indebtedness of NYMEX Holdings and, in the case of the Revolving Credit Facility, to provide ongoing working capital and other corporate purposes of the Company and its subsidiaries, including supporting issuances of commercial paper and financing dividends and stock repurchases.

CME Group also entered into a $1,284,000,000 364-day revolving loan facility, dated as of August 22, 2008, with certain financial institutions and other persons party thereto as lenders and Bank of America, N.A., as agent for such lenders (the “Bridge Credit Facility”). Proceeds of the loans under the Bridge Credit Facility can be used to finance, or support issuances of commercial paper to finance, in part, the Merger and to pay fees and expenses in connection therewith and to finance dividends and stock repurchases.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Merger, each of the following members of the board of directors of NYMEX Holdings resigned from the board of directors of NYMEX Holdings and all committees thereof and, to the extent they were an officer and/or director of one or more of the subsidiaries of NYMEX Holdings, as an officer of applicable subsidiaries and/or from the boards of directors of applicable subsidiaries and all committees thereof: Steve Ardizzone, Neil Citrone, Melvyn Falis, Howard Gabler, Anthony George Gero, Thomas Gordon, William Maxwell, John McNamara, James Newsome, Daniel Rappaport, Richard Schaeffer, Frank Siciliano, Robert Steele, Dennis Suskind and William Ford.

Item 5.03	Amendments to the Articles of Incorporation or Bylaws, Change in Fiscal Year.

On August 22, 2008, pursuant to the Merger Agreement, NYMEX Holdings merged with and into Merger Sub, with Merger Sub continuing as the corporation surviving the Merger. Upon consummation of the Merger and in accordance with the Certificate of Merger of NYMEX Holdings with and into Merger Sub, Merger Sub’s name was changed to CMEG NYMEX Holdings Inc. The Restated Certificate of Incorporation and the Bylaws of Merger Sub are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Restated Certificate of Incorporation of CMEG NYMEX Holdings Inc.

Exhibit 3.2	Bylaws of CMEG NYMEX Holdings Inc. (pursuant to the Merger Agreement, the bylaws of CMEG NY Inc. became the bylaws of CMEG NYMEX Holdings Inc. upon consummation of the Merger.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

By:	/s/ Richard Kerschner
Richard Kerschner General Counsel

Date: August 29, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Restated Certificate of Incorporation of CMEG NYMEX Holdings Inc.

Exhibit 3.2	Bylaws of CMEG NYMEX Holdings Inc. (pursuant to the Merger Agreement, the bylaws of CMEG NY Inc. became the bylaws of CMEG NYMEX Holdings Inc. upon consummation of the Merger.)

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